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                                  Exhibit 2.1
                              FIRST AMENDMENT TO
                INTELLECTUAL PROPERTY RIGHTS PURCHASE AGREEMENT


     This Agreement ("Agreement") is made and entered into as of the 18th day of October, 1999, by and between Clarus Corporation, a Delaware corporation (the "Company") and Geac Canada Limited, a Canadian corporation (the "Buyer").

WHEREAS, the Company and the Buyer are parties to that certain Intellectual Property Rights Purchase Agreement dated as of August 24, 1999 (the "IP Purchase Agreement") pursuant to which the Buyer is acquiring certain assets of the Company as set forth therein; and

WHEREAS, the parties hereto desire to amend the IP Purchase Agreement in the manner set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.  Defined Terms.   Capitalized terms not otherwise defined herein shall have
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    the meaning given such term in the IP Purchase Agreement.

2.  Amendment.    Section 1.2 of the IP Purchase Agreement is hereby amended by
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    adding the following sentence to the end of such section:

    "In addition, the Company hereby grants to the Buyer an exclusive perpetual and paid-up sub-license to the Embedded Third Party Software which is licensed by the Company from Personnel Data Systems, Inc. pursuant to which the Buyer shall have the right to use such software internally as well as to license such software to others. Buyer acknowledges that the Company does not have exclusive rights to such software and has granted licenses to end-user customers prior to the date hereof, but agrees that the Company will not grant additional sublicenses to such software after the Closing."

3.  Continued Effect.  Except as specifically set forth herein, the terms and
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    provisions of the IP Purchase Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth above.

CLARUS CORPORATION                       GEAC CANADA LIMITED


By: /s/ Stephen P. Jeffery                By: /s/ Stephen P. Jeffery
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    Stephen P. Jeffery, President             Name: Stephen P. Jeffery
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                                              Title:President
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